UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2016

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 8.01 - Other Events

On February 25, 2016, Titan International, Inc. (the “Company”) held a conference call for its fourth quarter earnings announcement. During the call the Company’s Chairman and Chief Executive Officer, Maurice M. Taylor Jr., stated with respect to Italtractor ITM S.p.A. (“ITM”), which is the Company’s Italian subsidiary which designs and manufactures components for undercarriages, that although ITM is doing well this first quarter, in the long-term, “it doesn’t flow right with our wheel and tire business. So if we get a number that looks pretty good, we would take it to add more.” Mr. Taylor further stated that “north of, I mean in the 9 figures then we would be interested in selling it.”

The Company has had communications with various parties indicating an interest in acquiring ITM, including at the price level referenced above. While the Company is not currently engaged in any negotiations regarding the sale of ITM, and the Board has not formed a special committee or approved any process with respect to a sale of ITM, the Company has given one or more parties preliminary information regarding ITM. The Company cannot predict whether any sale or other transaction involving ITM would or would not occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 26, 2016	By:	/s/ JOHN HRUDICKA
John Hrudicka
Chief Financial Officer
(Principal Financial Officer)